UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:	November 12, 2010
(Date of earliest event reported)	(November 9, 2010)

Multimedia Games, Inc.
(Exact name of Registrant as Specified in its Charter)

000-28318
(Commission File Number)

Texas	74-2611034
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

206 Wild Basin Road South, Bldg. B, Suite 400, Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Multimedia Games, Inc. (the “Company”) approved an Executive Cash Incentive Plan exclusively for 2011 (the “Incentive Plan”) in order to incent management to build shareholder value by achieving Company operating goals.  The Incentive Plan implements the target and stretch bonus structure set forth in the respective employment agreements of Patrick Ramsey, President and Chief Executive Officer, Adam Chibib, Chief Financial Officer, Uri Clinton, General Counsel, Mick Roemer, Senior Vice President of Sales, and Joaquin Aviles, Vice President of Technology (each, an “Officer”), and as previously filed for each of the named executive officers.

The Incentive Plan is comprised of two possible components, a target payment and a stretch payment.  Alternative target and stretch payment goals are established to address the impact on the Company’s operating results of regulatory activity in Alabama.

For the target payment, if the Company’s operating goals are met for each of net income (loss), total cash flow and unit sales, the Officers shall be entitled to receive the target bonus pursuant to their respective employment agreements.  If the Company fails to meet the operating goals, the target payment will be adjusted ratably downward, but in no event shall any target payment be paid if the Company fails to meet certain operating goals.  The target payment shall not exceed $948,000, in the aggregate, for all Officers.

For the stretch payment, if the Company exceeds the established operating goals for both net income and total cash flow, the Officers shall be entitled to receive an amount over the aggregate target bonus pool of $948,000.  The total incentive payments, including both target and stretch payments, shall not exceed $1,689,200, the maximum aggregate available bonus set forth in the employment agreements.  The stretch payment will be paid from a stretch bonus pool funded incrementally from any amount over either net income or total cash flow.

The incentive payment for each of the Officers is payable after fiscal year-end and after confirmation of achieved operating goals by the Committee.  The Committee retains the discretion to modify or adjust operating goals, financial targets and bonus objectives based on its business judgment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES, INC.

Dated: November 12, 2010	By:	/s/ Uri L. Clinton
Uri L. Clinton Senior Vice President, General Counsel and Corporate Secretary